Exhibit 99.1
Palantir Reports Revenue Growth of 27% Year-Over-Year and Raises Full Year Revenue Guidance; Record GAAP EPS of $0.06 in Q2 2024
8/5/2024
DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the second quarter ended June 30, 2024.
Q2 2024 Highlights
•Revenue grew 27% year-over-year and 7% quarter-over-quarter to $678 million
•US commercial highlights
◦US commercial revenue grew 55% year-over-year and 6% quarter-over-quarter to $159 million
◦US commercial customer count grew 83% year-over-year and 13% quarter-over-quarter to 295 customers
◦US commercial remaining deal value (“RDV”) grew 103% year-over-year and 11% quarter-over-quarter
•US government revenue grew 24% year-over-year and 8% quarter-over-quarter to $278 million
•Commercial revenue grew 33% year-over-year and 3% quarter-over-quarter to $307 million
•Government revenue grew 23% year-over-year and 11% quarter-over-quarter to $371 million
•Closed 27 deals over $10 million
•Customer count grew 41% year-over-year and 7% quarter-over-quarter
•GAAP net income of $134 million, representing a 20% margin
•GAAP income from operations of $105 million, representing a 16% margin
•Adjusted income from operations of $254 million, representing a margin of 37%
•Rule of 40 score of 64%
•GAAP earnings per share (“EPS”) grew 500% year-over-year to $0.06
•Adjusted EPS grew 80% year-over-year to $0.09
•Cash, cash equivalents, and short-term US treasury securities of $4.0 billion
•Cash from operations of $144 million, representing a 21% margin
•Adjusted free cash flow of $149 million, representing a 22% margin

Q2 2024 Financial Summary

(Unaudited) (Amounts in thousands, except percentages and per share amounts)	Second Quarter
	Amount
Revenue	$678,134
Year-over-year growth	27%

	Amount	Margin
Income from Operations	$105,339	16%
Adjusted Income from Operations	$253,567	37%
Cash from Operations	$144,187	21%
Adjusted Free Cash Flow	$148,660	22%
Net Income Attributable to Common Stockholders	$134,126	20%
Adjusted Net Income Attributable to Common Stockholders	$221,408
Adjusted EBITDA	$261,623	39%
GAAP EPS, Diluted	$0.06
Adjusted EPS, Diluted	$0.09
Outlook
For Q3 2024, we expect:
•Revenue of between $697 - $701 million.
•Adjusted income from operations of between $233 - $237 million.
For full year 2024:
•We are raising our revenue guidance to between $2.742 - $2.750 billion.
•We are raising our US commercial revenue guidance to in excess of $672 million, representing a growth rate of at least 47%.
•We are raising our adjusted income from operations guidance to between $966 - $974 million.
•We continue to expect adjusted free cash flow of between $800 million - $1 billion.
•And we continue to expect GAAP operating income and net income in each quarter of this year.
CEO Letter
Palantir CEO Alex Karp’s quarterly letter is available through Palantir’s website at https://www.palantir.com/newsroom/letters.
Earnings Webcast
A live public webcast will be held at 3:00 PM MT / 5:00 PM ET today to discuss the results for our second quarter ended June 30, 2024 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantirearnings-q22024. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.
Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development and related timing, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our Artificial Intelligence Platform (“AIP”), sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, our expectations regarding macroeconomic events, our expectations regarding potential eligibility or inclusion in market indices, our expectations regarding our share repurchase program, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other filings and reports that we may file from time to time with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms, product offerings, and services in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms and product offerings easier to install, consume, and use; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows and as we pursue our business and financial goals; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as the ongoing Russia-Ukraine and Israel conflicts, heightened interest rates, monetary policy changes, or foreign currency fluctuations, on the business and operations of our company or of our existing or prospective customers and partners; issues raised by the use of artificial intelligence in our platforms; and any breach or access to our or customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release, our earnings webcast, and our CEO’s letter:
•Total contract value (“TCV”) is the total potential lifetime value of contracts entered into with, or awarded by, our customers at the time of contract execution, annual contract value (“ACV”) closed is defined as the total value of contracts closed in the period divided by the dollar-weighted average contract duration of those same contracts, and remaining deal value (“RDV”) is the total remaining value of contracts as of the end of the reporting period. Except as noted below, TCV, ACV, and RDV each presume the exercise of all contract options available to our customers and no termination of contracts. However, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Further, RDV may exclude all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
•Remaining performance obligations (“RPO”) reflect the total values of contracts that have been entered into with, or awarded by, our customers, and represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606—Revenue from Contracts with Customers, to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
•The term “Strategic Commercial Contracts” is as defined in our Quarterly Report on Form 10-Q filed on May 7, 2024.
•The term “Rule of 40” refers to the sum of our revenue growth rate year-over-year and our adjusted operating margin for each of the periods presented.

Non-GAAP Financial Measures
This press release and the accompanying tables, as well as our earnings webcast and our CEO’s letter, contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income attributable to common stockholders; and adjusted EPS, diluted.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contacts
Investor Relations
investors@palantir.com
Media
media@palantir.com

Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$678,134	$533,317	$1,312,472	$1,058,503
Cost of revenue (1)	128,562	106,899	244,818	214,544
Gross profit	549,572	426,418	1,067,654	843,959
Operating expenses:
Sales and marketing (1)	196,809	184,163	389,986	371,256
Research and development (1)	108,781	99,533	218,821	189,633
General and administrative (1)	138,643	132,648	272,627	268,881
Total operating expenses	444,233	416,344	881,434	829,770
Income from operations	105,339	10,074	186,220	14,189
Interest income	46,593	30,310	89,945	51,163
Other income (expense), net	(11,173)	(10,341)	(24,680)	(14,477)
Income before provision for income taxes	140,759	30,043	251,485	50,875
Provision for income taxes	5,189	2,171	9,844	3,852
Net income	135,570	27,872	241,641	47,023
Less: Net income (loss) attributable to noncontrolling interests	1,444	(255)	1,985	2,094
Net income attributable to common stockholders	$134,126	$28,127	$239,656	$44,929
Net earnings per share attributable to common stockholders, basic	$0.06	$0.01	$0.11	$0.02
Net earnings per share attributable to common stockholders, diluted	$0.06	$0.01	$0.10	$0.02
Weighted-average shares of common stock outstanding used in computing net earnings per share attributable to common stockholders, basic	2,231,592	2,131,224	2,222,569	2,119,567
Weighted-average shares of common stock outstanding used in computing net earnings per share attributable to common stockholders, diluted	2,414,696	2,278,155	2,407,402	2,252,205
—————
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$12,402	$8,004	$22,818	$17,181
Sales and marketing	48,314	38,131	90,470	77,666
Research and development	29,943	23,192	56,817	43,116
General and administrative	51,105	44,874	97,310	90,952
Total stock-based compensation	$141,764	$114,201	$267,415	$228,915

Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of June 30,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$512,659	$831,047
Marketable securities	3,485,800	2,843,132
Accounts receivable, net	659,339	364,784
Prepaid expenses and other current assets	115,712	99,655
Total current assets	4,773,510	4,138,618
Property and equipment, net	43,483	47,758
Operating lease right-of-use assets	213,453	182,863
Other assets	161,434	153,186
Total assets	$5,191,880	$4,522,425
Liabilities and Equity
Current liabilities:
Accounts payable	$67,345	$12,122
Accrued liabilities	195,489	222,991
Deferred revenue	278,441	246,901
Customer deposits	221,519	209,828
Operating lease liabilities	44,125	54,176
Total current liabilities	806,919	746,018
Deferred revenue, noncurrent	15,649	28,047
Customer deposits, noncurrent	1,527	1,477
Operating lease liabilities, noncurrent	214,334	175,216
Other noncurrent liabilities	15,645	10,702
Total liabilities	1,054,074	961,460
Stockholders’ equity:
Common stock	2,238	2,200
Additional paid-in capital	9,463,178	9,122,173
Accumulated other comprehensive income (loss), net	(4,935)	801
Accumulated deficit	(5,409,957)	(5,649,613)
Total stockholders’ equity	4,050,524	3,475,561
Noncontrolling interests	87,282	85,404
Total equity	4,137,806	3,560,965
Total liabilities and equity	$5,191,880	$4,522,425

Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income	$241,641	$47,023
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,494	16,719
Stock-based compensation	267,415	228,915
Noncash operating lease expense	22,439	22,724
Unrealized and realized (gain) loss from marketable securities, net	20,042	11,078
Noncash consideration	(26,484)	(20,166)
Other operating activities	(11,088)	(17,817)
Changes in operating assets and liabilities:
Accounts receivable, net	(298,311)	(113,663)
Prepaid expenses and other current assets	(2,774)	1,091
Other assets	5,571	(3,485)
Accounts payable	53,372	(39,057)
Accrued liabilities	(30,548)	13,780
Deferred revenue, current and noncurrent	21,463	115,868
Customer deposits, current and noncurrent	11,806	40,144
Operating lease liabilities, current and noncurrent	(23,778)	(25,603)
Other noncurrent liabilities	6,506	17
Net cash provided by operating activities	273,766	277,568
Investing activities
Purchases of property and equipment	(5,543)	(8,689)
Purchases of marketable securities	(1,784,115)	(2,936,939)
Proceeds from sales and redemption of marketable securities	1,133,535	948,866
Proceeds from sales of alternative investments	—	51,072
Other investing activities	(4,000)	—
Net cash used in investing activities	(660,123)	(1,945,690)
Financing activities
Proceeds from the exercise of common stock options	99,870	116,273
Repurchases of common stock	(26,699)	—
Other financing activities	102	394
Net cash provided by financing activities	73,273	116,667
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(4,948)	(1,855)
Net decrease in cash, cash equivalents, and restricted cash	(318,032)	(1,553,310)
Cash, cash equivalents, and restricted cash - beginning of period	850,107	2,627,335
Cash, cash equivalents, and restricted cash - end of period	$532,075	$1,074,025

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Income from operations	$105,339	$10,074	$186,220	$14,189
Add: stock-based compensation	141,764	114,201	267,415	228,915
Add: employer payroll taxes related to stock-based compensation	6,464	10,760	26,390	17,045
Adjusted income from operations	$253,567	$135,035	$480,025	$260,149
Adjusted operating margin	37%	25%	37%	25%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$144,187	$90,192	$273,766	$277,568
Add: cash paid for employer payroll taxes related to stock-based compensation	7,352	9,770	29,071	16,046
Less: purchases of property and equipment	(2,879)	(3,934)	(5,543)	(8,689)
Adjusted free cash flow	$148,660	$96,028	$297,294	$284,925
Adjusted free cash flow margin	22%	18%	23%	27%
Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$134,126	$28,127	$239,656	$44,929
Add: net income (loss) attributable to noncontrolling interests	1,444	(255)	1,985	2,094
Less: interest income	(46,593)	(30,310)	(89,945)	(51,163)
Add: other (income) expense, net	11,173	10,341	24,680	14,477
Add: provision for income taxes	5,189	2,171	9,844	3,852
Add: depreciation and amortization	8,056	8,399	16,494	16,719
Add: stock-based compensation	141,764	114,201	267,415	228,915
Add: employer payroll taxes related to stock-based compensation	6,464	10,760	26,390	17,045
Adjusted EBITDA	$261,623	$143,434	$496,519	$276,868
Adjusted EBITDA margin	39%	27%	38%	26%

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Net Income Attributable to Common Stockholders and Adjusted Earnings Per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$134,126	$28,127	$239,656	$44,929
Add: stock-based compensation	141,764	114,201	267,415	228,915
Add: employer payroll taxes related to stock-based compensation	6,464	10,760	26,390	17,045
Less: income tax effects and adjustments (1)	(60,946)	(33,539)	(115,116)	(63,939)
Adjusted net income attributable to common stockholders	$221,408	$119,549	$418,345	$226,950
Weighted-average shares used in computing GAAP earnings per share, diluted	2,414,696	2,278,155	2,407,402	2,252,205
Adjusted weighted-average shares used in computing adjusted earnings per share, diluted	2,414,696	2,278,155	2,407,402	2,252,205
Adjusted earnings per share, diluted	$0.09	$0.05	$0.17	$0.10
————
(1) Income tax effect is based on a long-term estimated annual effective tax rate of 23.0% for the periods ended 2024 and 2023.